UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2004

JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L

(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

174 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)

(352) 226027
(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit 10.1

Item 5. Other Events.

     On August 16, 2004, Jafra Worldwide Holdings (Lux) S.àR.L. (the “Company”) entered into a Restated Credit Agreement (the “Restated Credit Agreement”) as Guarantor and Parent of the Borrowers thereunder, with Jafra Cosmetics International, Inc. and Distribuidora Comercial Jafra, S.A. de C.V. (collectively, the “Borrowers”), the lenders named therein and The Bank of New York as administrative agent and collateral agent and City National Bank as syndication agent. The Restated Credit Agreement provides for a revolving credit facility of up to an aggregate of $60,000,000 at any one time outstanding, which can be increased by the Company to $90,000,000 under certain circumstances. Borrowings under the Restated Credit Agreement mature on August 16, 2008. A copy of the Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Each Borrower, the Company and certain other subsidiaries of the Company guaranteed the obligations of the other Borrowers. The obligations under the Restated Credit Agreement are secured by substantially all of the assets of the Company, the Borrowers and certain other subsidiaries of the Borrowers, including a pledge of certain shares of capital stock of the Borrowers and their subsidiaries.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

     10.1 Restated Credit Agreement, dated as of August 16, 2004, among the Borrowers, the Company, the Lenders thereto, the Issuing Bank, The Bank of New York, as administrative agent and collateral agent for the Lenders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2004
JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
	By:	/s/ Gary Eshleman
Gary Eshleman
Chief Financial Officer